                                                                   EXHIBIT 99





Stock Symbols:                          Investor Contacts:
NYSE:    LWN                            Paul Wagler, Senior Vice President,
TSE:     LWN                              Finance
ME:      LWN                            Dwight Hawes, Vice President, Finance
                                        The Loewen Group Inc.
                                        Tel: (800) 347-7010

                                        Media Contacts:
                                        Dave Laundy, Vice President,
                                          Communications
                                        The Loewen Group Inc.
                                        Tel: (604) 293-7857

                                        Thomas C. Franco
                                        Christopher Tofalli
                                        Broadgate Consultants, Inc.
                                        (212) 229-2222


                             FOR IMMEDIATE RELEASE
                             ---------------------

LOEWEN GROUP RESPONDS TO ANTITRUST INQUIRIES OF ADDITIONAL STATE AUTHORITIES REGARDING SCI'S ACQUISITION PROPOSAL

LOEWEN RESPONDS TO INFORMATION REQUESTS FROM WASHINGTON AND OREGON STATE ATTORNEYS GENERAL; NINE STATES NOW REVIEWING PROPOSED TRANSACTION


CINCINNATI, Oct. 20/PRNewswire/ -- The Loewen Group Inc. (NYSE: LWN) announced today that it has responded to information requests from the state attorney general offices of Washington and Oregon in connection with antitrust issues raised by the proposed acquisition of Loewen by Service Corporation International.

In addition to Washington and Oregon, the anti-competitive effects of the proposal have prompted regulatory scrutiny in New York, Florida, Hawaii, Texas, California, Pennsylvania, and Tennessee, as well as by the Federal Trade Commission and the Canadian Competition Bureau.

                                      ###